Consent of Independent Auditors

We consent to the reference to our firm in the registration Statement(S-3 to be filed on or about May 22, 1997) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan and to the incorporation by reference therein of our report dated December 13,1996 with respect to the financial statements of Martek Biosciences Corporation included in its Annual Report(Form 10K) for the year ended October 31, 1996, filed with the Securities and Exchange Commision.



                                                       /s/Ernst & Young LLP
Vienna, Virginia
May 22,1997